                            GOVERNMENT OF THE
                        COMMONWEALTH OF PUERTO RICO
                          OFFICE OF THE GOVERNOR

Grant of Tax Exemption to POWER ELECTRONICS, INC. (hereinafter referred to as "applicant" or "grantee"), in Case No. 94-8-S-12 pursuant to the terms of Act No. 8 of January 24, 1987, as amended.

                                  DECREE

    WHEREAS, Act No. 8 of January 24, 1987, as amended (hereinafter referred to as "the Act"), empowers the Governor of the Commonwealth of Puerto Rico to grant tax exemption from specified taxes to eligible service units when it is proved to the satisfaction of the Governor that the applicant has established, or will establish, an eligible service unit as defined in the Act and that the same will be in the best interests of the Commonwealth of Puerto Rico;

    WHEREAS, the Governor of the Commonwealth of Puerto Rico, after having examined the findings of fact and conclusions of the Special Examiner, the report of the Director of the Office of Industrial Tax Exemption, and other documents relative to this case, is of the opinion that the applicant has proved that it will operate an eligible service unit within the meaning of the Act and that the same will be in the best interests of the Commonwealth of Puerto Rico;

    NOW, THEREFORE, BE IT DECREED BY THE GOVERNOR OF THE COMMONWEALTH OF PUERTO RICO, that the applicant, Power Electronics, Inc., be hereby granted tax exemption in accordance with the applicable terms of the Act, covering the performance of the designated service activity of carrying out assembly, testing and packaging operations of products such as, but not limited to: power supplies and transformers for export, commercial and mercantile distribution of said products, provided that the operations shall be carried out substantially as described in the application;

    BE IT FURTHER DECREED, that the grantee herein shall be entitled to an exemption period of fifteen (15) years in view of the location of the exempted business at the municipality of Isabela, Puerto Rico, and that the effective date of said tax exemption shall be May 18, 1994 for income and property tax purposes, as requested by grantee;

    BE IT FURTHER DECREED, that the effective date of this grant for municipal license tax purposes will be July 1, 1994. Grantee will commence to be sixty (60%) percent exempt with respect to the municipal license tax payments due on July 1, 1994.

    BE IT FURTHER DECREED, that the grantee shall be subject to the following conditions:

    (1) Eighty percent (80%) of its employees, technicians and/or professionals shall be residents of Puerto Rico;

    (2) Such services shall not be utilized directly or indirectly in Puerto Rico, except those to be rendered to another firm in Puerto Rico that ultimately exports the designated service product;

    BE IT FURTHER DECREED, that if at any time during the effectiveness of this grant such services are utilized directly or indirectly in Puerto Rico, the provisions of this grant shall not be applicable, and, therefore, such services shall be fully taxable, except those that fall within the exception mentioned in the paragraph above;

    BE IT FURTHER DECREED, that this grant shall be subject to the condition that the grantee increases the average export billings of the services herein contemplated to a minimum annual volume of $500,000.00 within twelve (12) months after the commencement of operations;

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                                      -2-                    Case No. 94-8-S-12

    BE IT FURTHER DECREED, that the grantee may operate in conjunction with a service unit that renders services for the local market, provided that it can show to the satisfaction of the Secretary of the Department of the Treasury of the Commonwealth of Puerto Rico the income derived from the services rendered for markets outside of Puerto Rico by means of an accounting method that accurately reflect said transactions;

    BE IT FURTHER DECREED, that this grant of tax exemption shall be subject to the condition that grantee must maintain six employees; in the event that grantee employs less than five (5) persons, the tax exemption herein recommended will be suspended until increasing the number of full time employees to five (5) or more;

    BE IT FURTHER DECREED, that the employment requirement mentioned above shall not include the company owners, nor employees of grantee's associated local concern or employees of grantee that renders services for the local market;

    BE IT FURTHER DECREED, that the grantee shall make all possible efforts to hire its production workers from the unemployed labor force listed in the Employment Service Division of the Bureau of Employment Security of the Department of Labor and Human Resources of Puerto Rico;

    BE IT FURTHER DECREED, that this grant shall be subject to the condition that if grantee generates industrial development income of more than one million dollars ($1,000,000) during any taxable year, it shall pay a special surtax of .00075 of the exempted business' sales volume which shall never be greater than one-half of one percent (.005) of the net industrial development income and the same shall form a part and be remitted to the Secretary of the Treasury together with their annual income tax return;

    BE IT FURTHER DECREED, that the grantee shall make all possible efforts to buy from local manufacturers all the products, components, equipment, machinery and materials necessary for its operations;

    BE IT FURTHER DECREED, that the cost and expenses attributable to the facilities used in common shall be prorated in a proportionate share that will be determined by multiplying the cost and expenses attributable to such facilities used in common by a fraction having as its numerator the annual gross sales of the services rendered by the service unit covered by this grant, and as its denominator the total gross sales of all services rendered by all the service units utilizing such facilities;

    BE IT FURTHER DECREED, that this grant of tax exemption shall become retroactively null and void unless the grantee shall file with the Office of Industrial Tax Exemption, within ninety (90) days after the receipt of this grant by the grantee, a duly notarized and sworn declaration wherein the grantee expresses its unconditional acceptance of this grant and of all the conditions, provisions, and findings which are an integral part hereof;

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                                      -3-                    Case No. 94-8-S-12

    BE IT FURTHER DECREED, that the continuance of this grant of tax exemption shall be conditional upon compliance by the grantee with such regulations and requirements as the Environmental Quality Board of the Commonwealth of Puerto Rico has heretofore promulgated and may hereafter promulgate, relative to the control of water, air, ground and any other environmental pollution, and which may be applicable to the service operations of the grantee;

    BE IT FURTHER DECREED, that the tax exemption granted herein shall be applicable only to the property directly used in connection with the performance of the designated service activity hereinbefore listed and to the industrial development income (as defined in the Act) derived from the performance of said designated service activity which give rise to the exemption provided by this decree;

    BE IT FURTHER DECREED, that said tax exemption shall include exemptions to the extent provided in the Act from all Commonwealth taxes, and from license fees, and other municipal taxes levied by any ordinance of any municipality, except as otherwise hereinbefore provided in this decree;

    BE IT FURTHER DECREED, that the tax exemption shall not include exemption from:

        a. Workmen's compensation premiums as provided by law;
        b. Fees for motor vehicle licenses or plates;
        c. Taxes levied under Act No. 286, of April 6, 1946;
        d. License fees or excises levied under the Excise Tax Act of Puerto Rico, approved October 8, 1987; PRO-VIDED, that the attention of the grantee hereof is called to the fact that it may avail itself, to the extent applicable and while in force or otherwise modified, of certain exemptions contained in the Excise Act of Puerto Rico such as, among others, those contained in Section 3.013 thereof;

    BE IT FURTHER DECREED, that as a condition to the continuance of the tax exemption hereby granted the grantee shall be required, in conformance with
Section 10 of Act No. 8, SUPRA, to file with the Secretary, regardless of its gross or net income, an annual income tax return, separate from any other return it is required to file, in relation to the business operations of the trade that is the object of the exemption and in accordance with the Income Tax Act in force; the exempted business shall also be required to keep in Puerto Rico the accounting records relative to its operations separately, as well as the necessary records and files, and to make and submit such sworn statements, and comply with the rules and regulations in force for the proper fulfillment of the purposes of this Act and that the Secretary may prescribe from time to time in connection with the levying and collection of all kinds of taxes; every exempted business shall file duly completed reports and surveys for the preparation of statistic and economic studies that from time to time may be requested by the Administrator in the performance of his duties; Provided further, that the grantee shall file duly completed reports that may be requested by the Office of the Commissioner of Financial Institutions;

    BE IT FURTHER DECREED, that the Secretary of the Treasury of the Commonwealth of Puerto Rico shall determine for each taxable year covered by this exemption what property and what income the grantee has used in, or derived from the service operations hereby declared tax exempt, PROVIDED, that nothing contained herein shall deprive the grantee of its right to administrative and judicial review of such determinations of the Secretary of the Treasury of the Commonwealth of Puerto Rico available by Constitution, Law or Regulation;

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                                      -4-                    Case No. 94-8-S-12

    BE IT FURTHER DECREED, that this grant of tax exemption shall be subject to the continuing condition that grantee shall be required to keep its corporate books and accounts in Puerto Rico;

    BE IT FURTHER DECREED, that the Secretary of the Treasury of the Commonwealth of Puerto Rico, in determining what property has been used in and what income has been derived from the service operations of the grantee hereby declared tax exempt, may review the accounts and records of the grantee to determine that all purchase prices, sales prices, rates of lease, overhead or any other cost allocations, and all other prices, rates, and cost allocations are fixed on the basis of normal business operations and not for the purposes of avoiding taxes ordinarily chargeable to activities not within the scope of the service operations hereby declared tax exempt or of charging to the operations carried on outside of Puerto Rico; PROVIDED, that wherever the Secretary of the Treasury of the Commonwealth of Puerto Rico finds that such rates or charges are made for the purposes of extending the coverage of the tax exemption beyond the scope of the service operations hereby declared tax exempt he shall make such reasonable adjustments as necessary for the purpose of calculating the amount of taxes payable by the grantee, if any, and he shall make such recommendations to the Governor as to such other action as may be taken under the provisions of Section 8(c)(1) of the Act and the Rules and Regulations promulgated hereunder; PROVIDED, that nothing contained herein shall deprive the grantee of its right to administrative and judicial review of such determination of the Secretary of the Treasury of the Commonwealth of Puerto Rico available by Constitution, Law, or Regulation;

    BE IT FURTHER DECREED, that the grantee shall operate the business covered by this grant in good faith and in accordance with the principles of normal business operations, and shall not wilfully attribute to the operations and accounts for the activities covered by this grant, activities carried on in Puerto Rico or any other place which are not part of the operations of the tax exempt business covered by this grant;

    BE IT FURTHER DECREED, that during the period of effectiveness of this grant the grantee shall acquire no property and take no other action forbidden by the provisions of Section 7 of the Act;

    BE IT FURTHER DECREED, that the tax exemption hereby granted shall expire according to the effective date fixed in the grant pursuant to the provisions of the Act, unless previously terminated by revocation in accordance with the applicable provisions of the Act;

    BE IT FURTHER DECREED, that upon acceptance of this grant of tax exemption, the grantee recognizes that it shall be required to comply with all the relevant provisions of the Act, and all rules and regulations promulgated by the Director of the Office of Industrial Tax Exemption and approved by the Governor in accordance with the provisions of Section 9(i) of the Act, regardless of whether or not said provisions are specifically mentioned in this grant of tax exemption; PROVIDED, however, that this decree shall, upon its acceptance by grantee, constitute a contract between the Commonwealth of Puerto Rico and the grantee;

    BE IT FURTHER DECREED, that upon receipt of properly certified copies of this grant of tax exemption, the Director of the Office of Industrial Tax Exemption shall immediately forward a copy to the grantee.

SIGNED AND ACKNOWLEDGED: R.F. NO. 95-007      /s/ Pedro Rossello
                                              ----------------------------
                                              PEDRO ROSSELLO
                                              GOVERNOR

/s/ Jorge H. Nayas
-------------------------
JORGE H. NAYAS
UNDER [Illegible]

THIS 4 DAY OF JANUARY DE 1995

                                                                        GRANTEE

                          GOVERNMENT OF THE
                      COMMONWEALTH OF PUERTO RICO
                  OFFICE OF INDUSTRIAL TAX EXEMPTION

Report of the Special Examiner on the application for tax exemption of POWER ELECTRONICS, INC., Case No. 94-8-S-12, pursuant to the terms of Act No. 8 of January 24, 1987, as amended.

    On May 18, 1994, an application for tax exemption was filed by Power Electronics, Inc., requesting a grant of tax exemption under the provisions of Act No. 8 of January 24, 1987, as amended, for the operation of a service unit covering the performance of the designated service activity of carrying out assembly, testing and packaging operations of products such as, but not limited to: power supplies and transformers for export. Commercial and mercantile distribution of said products.

    Copies of the application were referred to the government agencies in the regular manner.

    Proper notices of the filing of the application have been published in the June 17, 1994 and June 21, 1994 issues of the daily newspapers "El Nuevo Dia" and "El Vocero, respectively. No one appeared within the time provided by said notices to raise any objection to the granting of the application and no written opposition has been filed with the Special Examiner.

    Based on the sworn application, the evidence, affidavits and other papers submitted by the applicant, as well as the investigations and report of the Economic Development Administration, the Special Examiner hereby makes the following findings of fact and conclusions of law;

FINDINGS OF FACT

    1. Organization and Ownership

    The applicant, Power Electronics, Inc., is a corporation organized under the laws of Puerto Rico. The main stockholders of said corporation are Messrs. Sharyl Owen, Steve P. Cole and Steve J. Goldman.

    2. Location

    The applicant utilizes an area of 10,000 square feet located at the municipality of Isabela, Puerto Rico.

    3. Machinery and Equipment

    The machinery and equipment utilized in the service unit of the applicant have a total cost of $48,400.00 and will invest $53,500.00 in equipment within one (1) year.

    4. Description of Service

    The applicant is engage in the designated service activity of carrying out assembly, testing and packaging operations of products such as, but not limited to: power supplies and transformers for export. Commercial and mercantile distribution of said products.

    The manner in which the service will be rendered in Puerto Rico is fully described in the report of the Economic Development Administration, Finding of Fact No. 7, hereof.

    It is expected that applicant's annual billings for rendering such service at contemplated rate of operations for the first year will have a sales value of approximately $4,126,736.00 and $6,000,000.00 within two (2) years.

    The service will be utilized in the United States and foreign countries.

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                                      -2-                    Case No. 94-8-S-12

    5. Employment

    The applicant expects to employ approximately 6 persons by the end of the first year of operations with a total annual payroll of approximately $53,040.00.

    6. Effect on U.S. Economy - Other Considerations

    According to the sworn application, no enterprise under common or related ownership with the applicant corporation has had any substantial labor relations problems within the past two years; the applicant nor any of its stockholders has or has had in the past any proprietary interest in the amount of 25% or more in any tax exempt enterprise which was or is engaged in a substantially similar economic activity; the applicant will not use any physical facilities including, but not limited to land, buildings, machinery, equipment, inventories, supplies, trademarks, patents and marketing outlets having a value of $25,000 or more previously used by a predecessor exempted business; and, finally, the proposed operation in Puerto Rico will not substantially and adversely affect the employees of an enterprise on the United States under common or related ownership.

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                                      -3-                    Case No. 94-8-S-12

CONCLUSIONS OF LAW

    The applicant in the present case has requested tax exemption for the operation of a service unit covering the performance of the designated service activity of carrying out assembly, testing and packaging operations of products such as, but not limited to: power supplies and transformers for export, commercial and mercantile distribution of said products, under the provisions of Section 2(d)(4) of Act No. 8 of January 24, 1987, as amended (hereinafter referred to as the "Act").

    On the basis of the evidence submitted and the report of the Economic Development Administration, it has been determined that the service unit which has requested tax exemption is eligible under the provisions of Section 2(d)(4) of the Act.

    The applicant's designated services will fall within the definition of Designated Services Nos. (1) and (9) of Section 2(i) of the Act.

    It has been determined also that the service unit under consideration qualifies as a "service unit" within the definition of Section 2(i) of the Act.

    The Special Examiner recommends that the Governor should consider applicant as a service unit pursuant to the provisions of Section 2(i) of the Act in view of the contributions that said unit will make to the welfare of the Commonwealth of Puerto Rico.

    In view of the foregoing, the Special Examiner recommends the granting of tax exemption to Power Electronics, Inc., for the performance of the above mentioned designated service activities, under the provisions of Section 2(d)(4) of the Act, subject to the condition that the applicant shall render on a continued basis, an amount of sales of said services of $500,000.00 within twelve (12) months after the commencement of operations.

    Petitioner has a grant of tax exemption in Case No. 87-8-RI-46 for manufacturing operations covering direct power supplies and transformers. The Special Examiner concurs with the Economic Development Administration and determine that the provisions of Section 7 of the Act are not applicable in this case.

    In view of the location of the service unit, the applicant is eligible for a tax exemption period of fifteen (15) years, pursuant to the terms of
Section 3(d) of the Act.